Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, Oct. 29, 2013 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported third quarter net income of $68.4 million, or $0.80 per diluted share, compared to net income of $52.0 million, or $0.61 per diluted share during the previous quarter (excluding costs associated with the launch of our closed-end fund, net income was $57.3 million, or $0.67 per diluted share for the previous quarter), and net income from continuing operations of $52.1 million, or $0.61 per diluted share during the third quarter of 2012.

Operating revenues were $347.1 million, an improvement of 5% compared to the previous quarter and 18% compared to the same period last year.  The operating margin was 29.8%, compared to 25.6% during the previous quarter (or 28.2% excluding costs associated with the launch of our closed-end fund during the quarter), and 27.2% during the same period last year.  Solid top-line growth and continued expense control have led to the margin’s expansion.

Assets under management were $114 billion at quarter-end, rising 9% during the quarter on a combination of strong market action and solid, sustained inflows across equity and fixed income assets.  Compared to the end of September 2012, assets under management rose $19 billion, or 20%, including $4.3 billion from net new inflows — representing a 5% rate of organic growth — and $14.6 billion from positive market appreciation.

Business Discussion

Management commentary

“The key drivers of success for asset managers are solid investment performance and the ability to offer the right products to clients at the right time,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “We are fortunate to possess both investment and distribution teams that have allowed us to progress toward our goals.”

Channel discussion

The Wholesale channel continues to lead the growth of assets under management complex-wide.  Reaching nearly $60 billion, asset levels in this channel rose 11% during the quarter on a combination of equity and fixed income product inflows and strong market appreciation.  Inflows of $1.6 billion represent an organic growth rate of 11.5%, significantly outpacing industry trends.

The Advisors channel remains a model of asset stability, reporting modest — yet consistent — net inflows, while maintaining an industry-low redemption rate.  At 8.7%, this channel’s redemption rate is roughly one-third of the industry rate, resulting in a predictable and sustainable source of cash flow for the company.

The Institutional channel saw an increase in assets under management due to positive market appreciation.

Management Fee Revenue Analysis

Higher levels of assets under management were the main reason for the increase in revenues compared to the previous quarter and the third quarter of 2012.  Sequentially, revenues also benefited from an extra day in the current period.  The effective fee rate remained relatively unchanged between periods.

Underwriting and Distribution Analysis

Wholesale channel

Higher levels of assets under management led to an increase in revenues compared to the second quarter of 2013, as well as the third quarter of 2012.  Direct expenses rose sequentially with higher asset levels, partly offset by wholesale commissions, which fell slightly due to the higher cost of sales from the launch of our closed-end fund during the second quarter.  Indirect costs declined due mainly to lower marketing and travel costs.

Compared to the same quarter last year, direct expenses rose with higher asset levels and, to a lesser degree, wholesaler commissions and third-party platform costs.  Indirect costs remained largely unchanged.

Advisors channel

Sequentially, revenues rose as higher levels of assets under management led to an increase in advisory fees and asset-based Rule 12b-1 fees.  This increase was partially offset by lower front-load mutual fund sales commissions.  The effective commission payout rate remained relatively unchanged, resulting in direct expenses rising in line with revenues.  Indirect costs rose slightly on higher field bonus accruals.

Compared to the third quarter of 2012, higher levels of assets under management resulted in an increase in advisory fee revenues and, to a lesser extent, asset-based Rule 12b-1 fees.  Direct expenses increased with related revenues.  Indirect costs rose on higher sales program costs, most notably, an increase in sales convention expenses.

Compensation and Related Expense Analysis

The sequential increase in costs is due to higher incentive bonus accruals and higher non-employee equity compensation costs.  These increases were partly offset by lower payroll taxes.  Compared to the same period in 2012, costs rose on a combination of higher incentive bonus accruals, equity compensation and, to a lesser degree, higher base salaries.

General and Administrative Expense Analysis

The second quarter included $6.7 million in costs associated with the launch of our closed-end fund during the quarter.  Excluding this charge, costs were relatively unchanged sequentially.  Compared to the same period last year, costs increased on a combination of higher dealer services costs and additional IT contractor costs.

Investment and Other Income Analysis

Income rose compared to both previous periods primarily due to gains in our trading securities portfolio.

Balance Sheet Information

As of September 30, 2013, cash and cash equivalents and investment securities were $623 million.  Long-term debt was $190 million and there was no short-term debt outstanding.

Stockholders’ equity was $612 million and there were 85.4 million shares outstanding.  During the quarter, we repurchased 317 thousand shares on the open market or privately, bringing our annual total to 1.2 million shares at an aggregate cost, including commissions, of $53 million.

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	2012				2013
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$134,900	$134,213	$138,364	$141,754	$148,445	$156,219	$165,559
Underwriting and distribution fees	121,153	123,687	122,819	128,806	135,419	141,597	146,863
Shareholder service fees	31,818	31,786	32,182	32,323	32,691	33,890	34,667
Total operating revenues	287,871	289,686	293,365	302,883	316,555	331,706	347,089
Operating Expenses:
Underwriting and distribution	144,486	148,067	147,408	150,020	161,571	164,844	169,046
Compensation and related costs	44,158	41,931	42,343	43,343	48,155	47,376	49,472
General and administrative	17,764	23,634	15,774	18,160	16,208	26,938	20,462
Subadvisory fees	6,271	5,208	4,921	4,609	4,484	4,291	1,667
Depreciation	3,359	3,329	3,188	3,335	3,227	3,222	3,172
Total operating expenses	216,038	222,169	213,634	219,467	233,645	246,671	243,819
Operating Income	71,833	67,517	79,731	83,416	82,910	85,035	103,270
Investment and other income	3,949	1,325	2,632	1,911	4,377	1,002	5,212
Interest expense	(2,826)	(2,825)	(2,826)	(2,834)	(2,854)	(2,858)	(2,832)
Income from continuing operations before taxes	72,956	66,017	79,537	82,493	84,433	83,179	105,650
Provision for taxes	26,119	24,792	27,421	30,143	30,570	31,222	37,231
Income from continuing operations	46,837	41,225	52,116	52,350	53,863	51,957	68,419
Income/(loss) from discontinued operations, net of income taxes	550	493	(43,590)	971	0	0	0
Net Income	$47,387	$41,718	$8,526	$53,321	$53,863	$51,957	$68,419
Net Income per share from continuing operations	0.55	0.48	0.61	0.61	0.63	0.61	0.80
Income/(loss) per share from discontinued operations	0.00	0.00	(0.51)	0.01	0.00	0.00	0.00
Net income per share	0.55	0.48	0.10	0.62	0.63	0.61	0.80
Weighted average shares outstanding - diluted	85,606	86,095	85,755	85,459	85,593	85,869	85,603
Operating margin	25.0%	23.3%	27.2%	27.5%	26.2%	25.6%	29.8%

Net Distribution Cost Analysis
(Amounts in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
U&D Revenues	$44,473	$43,908	$44,659	$45,660	$48,175	$49,846	$52,472
U&D Expenses - Direct	(55,104)	(55,287)	(57,390)	(56,963)	(63,548)	(64,694)	(67,107)
U&D Expenses - Indirect	(9,339)	(10,212)	(10,045)	(10,333)	(11,000)	(11,229)	(10,409)
Net Distribution (Costs)	$(19,970)	$(21,591)	$(22,776)	$(21,636)	$(26,373)	$(26,077)	$(25,044)

Advisors Channel
U&D Revenues	$76,680	$79,779	$78,160	$83,146	$87,244	$91,751	$94,391
U&D Expenses - Direct	(53,676)	(55,813)	(54,246)	(56,375)	(59,657)	(62,794)	(64,550)
U&D Expenses - Indirect	(26,367)	(26,755)	(25,727)	(26,349)	(27,366)	(26,127)	(26,980)
Net Distribution (Costs)/Excess	$(3,363)	$(2,789)	$(1,813)	$422	$221	$2,830	$2,861

Changes in Assets Under Management

(Amounts in millions)

	2012				2013
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
Beginning assets	$40,954	$46,738	$44,379	$47,650	$48,930	$53,254	$53,860
Sales & Other Net Inflows*	4,520	4,113	3,699	3,599	5,042	5,030	5,191
Redemptions	(3,446)	(3,535)	(3,088)	(3,828)	(3,157)	(3,983)	(3,723)
Net Exchanges	(104)	48	59	152	66	61	83
Net flows	970	626	670	(77)	1,951	1,108	1,551
Market action	4,814	(2,985)	2,601	1,357	2,373	(502)	4,250
Ending assets	$46,738	$44,379	$47,650	$48,930	$53,254	$53,860	$59,661

Advisors Channel
Beginning assets	$31,709	$35,073	$33,846	$35,374	$35,660	$37,915	$38,172
Sales & Other Net Inflows*	1,097	1,193	1,004	1,209	1,303	1,404	1,242
Redemptions	(1,042)	(961)	(1,019)	(1,132)	(1,047)	(1,083)	(1,071)
Net Exchanges	103	(49)	(60)	(152)	(66)	(62)	(83)
Net flows	158	183	(75)	(75)	190	259	88
Market action	3,206	(1,410)	1,603	361	2,065	(2)	2,507
Ending assets	$35,073	$33,846	$35,374	$35,660	$37,915	$38,172	$40,767

Institutional Channel
Beginning assets	$10,494	$11,981	$10,894	$11,785	$11,775	$12,626	$12,312
Sales & Other Net Inflows*	682	625	763	649	430	379	386
Redemptions	(507)	(1,058)	(532)	(662)	(469)	(811)	(550)
Net Exchanges	0	0	0	0	0	0	0
Net flows	175	(433)	231	(13)	(39)	(432)	(164)
Market action	1,312	(654)	660	3	890	118	1,168
Ending assets	$11,981	$10,894	$11,785	$11,775	$12,626	$12,312	$13,316

Consolidated Total
Beginning assets	$83,157	$93,792	$89,119	$94,809	$96,365	$103,795	$104,344
Sales & Other Net Inflows*	6,299	5,931	5,466	5,457	6,775	6,813	6,819
Redemptions	(4,995)	(5,554)	(4,639)	(5,622)	(4,673)	(5,877)	(5,344)
Net Exchanges	(1)	(1)	(1)	0	0	(1)	0
Net flows	1,303	376	826	(165)	2,102	935	1,475
Market action	9,332	(5,049)	4,864	1,721	5,328	(386)	7,925
Ending assets	$93,792	$89,119	$94,809	$96,365	$103,795	$104,344	$113,744

* Sales & Other Net Inflows is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	2012				2013
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Channel highlights
Number of Wholesalers	49	50	50	50	50	50	49
Number of Advisors	1,778	1,764	1,753	1,763	1,717	1,734	1,784
Gross revenue per advisor (in Thousands)	40.3	42.2	41.4	44.3	46.9	49.4	49.7

Redemption rates - long term assets
Wholesale	30.7%	31.5%	26.6%	31.9%	24.6%	29.4%	25.7%
Advisors	10.1%	9.1%	9.7%	10.6%	9.4%	9.1%	8.7%
Institutional	18.2%	37.3%	18.4%	22.8%	15.5%	25.5%	17.0%
Total	21.5%	23.9%	19.3%	22.9%	18.0%	21.7%	18.6%

Operating highlights
Organic growth/(decay) Annualized	6.3%	1.6%	3.7%	-0.7%	8.7%	3.6%	5.7%
Total assets under management (in Millions)	93,792	89,119	94,809	96,365	103,795	104,344	113,744

Diversification (Company Total)
As % of Sales
Asset Strategy	27.7%	28.6%	21.1%	25.7%	33.6%	28.5%	25.9%
Fixed Income	32.3%	30.9%	39.4%	34.6%	30.7%	30.4%	31.8%
Other	40.0%	40.5%	39.5%	39.7%	35.7%	41.1%	42.3%
As % of Assets Under Management
Asset Strategy	35.3%	34.2%	33.6%	33.8%	33.7%	33.4%	33.8%
Fixed Income	16.9%	19.4%	20.2%	21.0%	20.7%	19.9%	19.0%
Other	47.8%	46.4%	46.2%	45.2%	45.6%	46.7%	47.2%

Operating margin	25.0%	23.3%	27.2%	27.5%	26.2%	25.6%	29.8%

	1 Year	3 Years	5 Years
Lipper Fund Rankings
Funds ranked in top quartile	35%	31%	47%
Funds ranked in top half	59%	59%	63%

Assets ranked in top quartile	61%	66%	78%
Assets ranked in top half	78%	82%	82%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, October 29th at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh-Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Wholesale channel (encompassing broker/dealer, retirement, and registered investment advisors), our Advisors channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, which include, without limitation:

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          Our inability to implement new information technology and systems, or inability to complete such implementation in a timely or cost effective manner;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds; and

•                                          Our inability to hire and retain senior executive management and other key personnel.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2012 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2013.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.